EXHIBIT 10.13

THIS AGREEMENT made this date, September 3, 2002, between SunShower Learning, a division of New River, Inc., 4115 48th Ave. S, Seattle, WA 98118 (hereinafter called SunShower) and Advanced Knowledge 17337 Ventura Blvd #224, Encino, CA 91316 (hereinafter called Distributor), sets forth the terms and conditions under which the Distributor will market and distribute SunShower's video based training programs.

1.0      DISTRIBUTORSHIP

         - WHERE AS Distributor markets, sells, and distributes video and printed materials to businesses and organizations, SunShower hereby grants to Distributor the right to promote, advertise and sell to qualified users its video Program(s) listed on the attached "Exhibit A", hereinafter referred to as the "Product." Distributor agrees to exercise diligent efforts in merchandising the Product in a manner mutually acceptable and profitable to the Parties.

         - AS USED herein the term "Sale" shall include rental income, licensing and duplication fees as well.

         - SUNSHOWER shall retain all rights not specifically granted to Distributor.

2.0      TERRITORY

SunShower hereby grants to Distributor non-exclusive right to sell and distribute Product to qualified users in the following country (ies): worldwide. Distributor acknowledges that SunShower does engage in direct sales and will also engage other distributors.

3.0      TERM AND TERMINATION

         3.1 The term of this Agreement is for a period of One year from September 3, 2002. This Agreement shall automatically renew itself on a year to year basis unless either party gives to the other party written notice of termination at least sixty
                  (60) days prior to the expiration date of this Agreement.

         3.2 In the event of any material breach or recurring non-material breach by a party, the non-breaching party may terminate this Agreement if such breach remains uncured ten (10) days after the breaching party's notified, in writing , of such breach. A material breach shall include but not be limited to fraudulent sale(s), sale of rental(s), fraudulent discounting or discounting not approved by SunShower and fraudulent record keeping.

         3.3 Notwithstanding the foregoing, each party shall have the right to terminate this Agreement immediately by prior written notice if the other party becomes the subject of a voluntary or involuntary proceeding under any bankruptcy, insolvency, reorganization, or similar law, makes an assignment for the benefit of creditors, consents to the appointment of a receiver of its property, becomes insolvent or bankrupt, or if any equivalent event occurs under the laws of jurisdiction where it is incorporated or carries on its business.


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         3.4      SunShower may terminate this agreement within ten (10) days at its option if:

                  3.4.1    Fifty  percent  (50%)  or  more of the  stock  and/or
                           assets  of  the   Distributor   is   acquired  by  an
                           unaffiliated third party, or

                  3.4.2 If changes in upper management, organizational structure of focus of the Distributor which SunShower may deem to be detrimental to sales or SunShower's working relationship with Distributor.

                  3.4.3 Distributor does not notify SunShower of such changes within 10 days.

         3.5 SunShower or distributor may terminate this agreement upon 60 days written notice delivered by registered mail.

         3.6 Upon termination or expiration of This Agreement, Distributor shall within thirty (30) days of such termination or expiration, submit all required reports and remit all royalties and payments due along with any and all samples, masters, consigned products and any other materials provided by SunShower in connection with this Agreement which are in Distributor's possession.

4.0      MINIMUM DISTRIBUTOR PERFORMANCE STANDARD

The following minimum performance standards must be maintained by distributor.

         4.1 Distributor must stay current in its payments to SunShower as required by Section 6.

5.0      PROMOTION

         5.1 Promotion will be the responsibility of the Distributor unless otherwise agreed to by the Parties. Promotion includes those activities designed to provide prominent exposure of the Products to customers and optimal Distributor activity to Sale the Products.

         5.2 Distributor agrees to all promotional, marketing, and sales programs as outlined in "Exhibit C".

         5.3 SunShower may supply Distributor with promotional materials at SunShower's discretion.

         5.4 Distributor shall provide inclusion in Distributor's catalog. Distributor will include photo(s), provided they are provided by SunShower, in display advertising/listing with Distributor's catalog.

         5.5      Advertising   and  promotion  of  SunShower   Products  within
                  catalogs, flyers, special mailers, etc. will include the caption "A SunShower Learning (TM) Release."


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6.0      OBLIGATIONS

         6.1      SunShower  will  provide  Distributor  at no  charge,  one (1)
                  preview copy of each Product to be used for in-house evaluation. SunShower will provide Distributor with additional preview copies to be used with Distributor customers, at cost with a reasonable markup to cover handling and processing. Distributor may also purchase from SunShower a Preview Duplication Master to duplicate vhs preview copies. Leaders guide, workbooks and other ancillary materials will be sold separately at a reasonable price.

         6.2 Distributor will offer previews to distributor's customers at no charge or at a reasonable price to be determined by Distributor with approval of SunShower, which approval will not be unreasonably with held. Distributor shall be responsible for shipping and invoicing customers for previews.

         6.3 The Product price(s) are included in Exhibit A. Distributor agrees to sell the Product for the published price as listed in Exhibit A. SunShower will notify Distributor of exceptions or changes to this pricing policy. Additional produces) can be added and or price changed only upon written notice from SunShower.

7.       COMPENSATION

         7.1      DISTRIBUTOR  is  an  independent   sales  agent   representing
                  SunShower1s Product. Distributor will obtain from customer orders for preview, rental and licensing (sale) of Product.

         7.2 DISTRIBUTOR will submit Product orders to SunShower and SunShower will ship the Product directly to customers. DISTRIBUTOR shall send invoices for the Product to the customers. Each invoice shall be for the Product's purchase price plus all applicable sales tax and shipping charges. DISTRIBUTOR shall be responsible for collecting payment from the customer.

         7.3 SunShower will invoice DISTRIBUTOR within thirty (30) days of the date when SunShower ships the Product to DISTRIBUTOR'S customer. SunShower invoices will be net sixty (60), Past due invoices over 60 days will bear interest at 18% annual, from the date of invoice.

         7.4 DISTRIBUTOR shall retain, as commission, a percentage of Product price as listed in Commission Schedule in "Exhibit B".

         7.5      DISTRIBUTOR   shall  retain  a  25%  commission  on  ancillary
                  materials.

8.       RESTRICTION

         8.1 No showing of any Product shall be allowed on broadcast, cable, internet, intranet, or closed-circuit television except by written consent of SunShower, which consent may be withheld for any reason. In addition, SunShower may impose other reasonable restrictions so long as Distributor is given advance written notice thereof.


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         8.2      DISTRIBUTOR  agrees not to commit any act which would infringe on or destroy any copyright or other  proprietary  interest of
                  SunShower   in   the   Product.    Distributor's   intentional
                  misrepresentation  of  the  Product  or  of  the  relationship
                  between  the  Parties  is  ground  for   termination  of  this
                  agreement.

         8.3 During the terms of this Agreement, SunShower agrees that the names of purchasers submitted by DISTRIBUTOR will not be disclosed to third parties except for purposes of fulfillment.

         8.4 SunShower and DISTRIBUTOR acknowledge that SunShower may already possess the names and addresses, email and telephone numbers of some of the purchasers or may obtain them independent of the Agreement. Any usage of such names, addresses, emails, or telephone numbers by SunShower, if not submitted by DISTRIBUTOR, shall not violate this Agreement. Further, the inadvertent or unintentional violation of these provisions shall not void this Agreement if promptly corrected by SunShower when discovered.

9.       TITLE

         9.1 DISTRIBUTOR acknowledges that the title to all Product remains with Producer and further acknowledges that Distributor has no right to vest title or any right or liens in favor of itself or any third party. Distributor or Distributor's customers shall not alter the Product without the written consent of SunShower.

         9.2 Print materials, such as labels, promotions, etc. created by Distributor shall include SunShower's copyright notice including the Universal Copyright Convention mark (C) and "All Rights Reserved." All Product titles and the use of SunShower Learning shall include a trade mark subscript such as SMILE!
                  (TM).

10.      INDEPENDENT CONTRACTOR

         10.1 DISTRIBUTOR is an independent sales agent being retained as an independent contractor and not as an employee, partner or joint venture of SunShower.

         10.2 SunShower has no obligation to provide, and shall not provide Distributor or its employees with any health, pension or other fringe benefits pursuant to this Agreement.

         10.3     SunShower   shall   exercise  no  direction  or  control  over
                  Distributor's employees or over their hours and conditions of employment. Distributor shall not operate out of

SunShower's premises and shall provide all of the supplies and equipment it uses during the course of promoting and distributing SunShower's Product. Distributor maintains its own separate financial records and books of account. Distributor has obtained all registrations and/or licenses necessary to engage in its distributor business.


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11.      INDEMNIFICATION

SunShower and Distributor agree to indemnify, reimburse, defend, and hold each other and their subsidiaries, officers, and directors harmless from any claim, demand, or judgment made, asserted or obtained gainst them, including all costs, disbursements and expenses incurred in connection with any claim of copyright infringement, libel, slander, unfair competition, or other alleged unethical business behavior due to the activities of SunShower or Distributor.

12.      LIMITATION ON LIABILITY

Neither SunShower nor the Distributor shall be liable for any act, delay or omission occasioned by an act of God or the public enemy, or by riot, insurrection, strikes, labor disturbances, or any failure or delay by any transportation company or agency for any act, delay, or omission due to their negligence.

13.      NOTICE

A Notice may be provided either Party at the address set forth below, which notice shall be deemed sufficient when sent by registered mail, properly addressed, with full postage affixed, unless otherwise herein provided.

14.      AUDIT

         14.1 Distributor will maintain accounting records conforming to generally accepted accounting practices. SunShower has the right to audit all Distributor's records that pertain to activity relevant to this agreement with reasonable notice and on Distributor's premise.

         14.2 All inspections or audits of such records by SunShower or its representatives shall be conducted at SunShower's expense, unless it is established thereby that SunShower has been underpaid by more than five percent (5%), and the error is Distributor's in which event Distributor shall reimburse SunShower for under payment and the reasonable cost of such audit or inspection.

15. ENTIRE AGREEMENT

This agreement sets forth the entire understanding between the parties in regard to the subject matter hereof and cannot be modified except by written document signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

16. NON-ASSIGNMENT

Distributor may not assign or sub-license this agreement without SunShower's prior written consent. This agreement shall be binding upon and inure to the benefit of SunShower and its successors and permitted assigns and upon the Distributor, its successors and assigns.


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17.      SITUS

Both Parties acknowledge that this Agreement was accepted by SunShower in Seattle, Washington, and that this Agreement and all policies and procedures shall be interpreted in accordance with the laws of the State of Washington, and any dispute in relation thereto shall be in the District Court of the State of Washington.

18.      ARBITRATION

Any dispute arising out of or relating to this Agreement which cannot be settled by agreement of the parties shall be settled by arbitration. The arbitration shall be conducted in accordance with the provisions of RCW 7.04 et seq., and with respect to such matters are not covered therein, by the rules an regulation of the American Arbitration Association; provided, however, that in the event of conflict between said statute and such rules and regulations, the provisions of the statute shall control. The cost and expenses of arbitration, including on any appeal, with attorneys' fees, shall be awarded to the prevailing party.

Executed the day and year first above written.

DISTRIBUTOR:                       Advanced Knowledge
                                   By     /s/ (Howard Young)
                                      --------------------------
                                   Title: President

                                   Advanced Knowledge
                                   17337 Ventura Blvd #224, Encino, CA 91316

SunShower:                          /s/ (Joel Leskowitz)  09/05/02
                                   ------------------------------------
                                   By: Joel Leskowitz
                                   SunShower Learning - New River, Inc.
                                   4115 48th Ave.S
                                   Seattle, WA 98118
                                   206.760.5350


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                                    EXHIBIT A

Title        Sales Price         Rental Price          Preview Price
                                                        (optional)
SMILE!          $595                $250                    $35
Rental fees may be applied to converted within 60 days.

Materials:  Additional workbooks = $5.50 each   Additional buttons = $6/dozen

GOVERNMENT & NON-PROFIT DISCOUNTS:

Discounts for Government: 10%

Education and Non-profit: 25%

Please offer these discounts to all qualified customers

DISCOUNT SCHEDULE;

MULTIPLE UNIT SALES SHALL BE ACCORDING TO THE FOLLOWING DISCOUNT SCHEDULE:
--------------------------------------------------------------------------------
1: FULL PRICE                   31-40: 29%                         191-230: 61%
--------------------------------------------------------------------------------
2: 5%                           41-50: 33%                         231-270: 71%
--------------------------------------------------------------------------------
3-4: 10%                        51-70: 37%                         271-310: 74%
--------------------------------------------------------------------------------
5-9: 15%                        71-90: 41%                         311-500: 76%
--------------------------------------------------------------------------------
10-14: 18%                      91-110 46%                         501-700: 84%
--------------------------------------------------------------------------------
15-20: 22%                      111-150: 51%                       701-900: 87%
--------------------------------------------------------------------------------
21-30: 25%                      151-190: 56%                       ++ call!
--------------------------------------------------------------------------------


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                                    EXHIBIT B

SunShower shall set Distributor commission at 50% effective immediately.




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                                    EXHIBIT C

Catalogs and Websites

1. SunShower releases to receive placement within Distributor's catalog and website.

2. Distributor to use ad copy, photos, award insignias, etc. supplied by SunShower for catalogs. SunShower to be given courtesy draft copy.

3. The Caption "A SunShower Learning Release" and the SunShower logotype to be included in catalog and website for all SunShower titles.

4.   SunShower to be informed two months prior to catalog deadlines.

5.   SunShower to have final review of SunShower product ads prior to printing.

Sales Support

1. SunShower and Distributor may jointly, from time to time, run promotions to encourage sales people to support SunShower product.

2. Distributor will ensure timely circulation of SunShower sales information and newsletters to sales team.

3. Distributor will provide preview to sales conversion ratios and percentages when available.